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                                                                    EXHIBIT 10.3

                              TENFOLD CORPORATION

                     AMENDED AND RESTATED VOTING AGREEMENT
                     -------------------------------------

     This Amended and Restated Voting Agreement (the "Agreement") is made as of the 24th day of November, 1997, by and among TenFold Corporation, a Delaware corporation (the "Company"), Jeffrey L. Walker, the Walker Children's Trust and Gary D. Kennedy (the "Founders"), Indus International, Inc. ("Indus"), a California corporation, and Winter Harbor, L.L.C., a Delaware limited liability company ("Winter Harbor" and collectively with Indus, the "Investors" and individually an "Investor").

                                    RECITALS
                                    --------

     1. The Company and Indus entered into a Voting Agreement (the "Existing Agreement") on March 4, 1997, in connection with the purchase by Indus of certain shares of Series A Preferred Stock of the Company.

     2. The Company and Winter Harbor have entered into a Series B Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith pursuant to which the Company desires to sell to Winter Harbor and Winter Harbor desires to purchase from the Company shares of the Company's Series B Preferred Stock. A condition to Winter Harbor's obligations under the Purchase Agreement is that the Company, the Founders and the Investors enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which the Investors and the Founders shall vote their shares of the Company's voting stock on Change of Control Transactions (as defined below) and certain other agreements. The Company, the Investors and the Founders each desire to facilitate the arrangements set forth in this Agreement, and the sale and purchase of shares of Series B Preferred Stock pursuant to the Purchase Agreement, by agreeing to the terms and conditions set forth herein.

                                   AGREEMENT
                                   ---------

     The parties hereby agree as follows:

     1.    Agreement to Vote.

          (a) Except in the case of an Excluded Transaction as defined in paragraph (b) below, during the term of this Agreement and unless otherwise provided in the Company's Amended and Restated Certificate of Incorporation, in any Change of Control Transaction, as such term is defined below, the Investors agree to vote the shares of the Company's capital stock now or hereafter owned by them to approve or not approve such Change of Control Transaction in the same manner and in the same percentage, rounded up to the nearest whole share, as the percentage by which the holders of the Company's Common Stock, in the aggregate voted their shares on such matter. For purposes of this Section 1, a "Change of Control Transaction" shall
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mean: (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, or transfer of outstanding equity shares, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (ii) a sale of all or substantially all of the assets of the Company, unless the Company's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale.

          (b) The Company agrees that it will not, during the term of this Agreement, enter into a Change of Control Transaction with an Excluded Entity (an "Excluded Transaction") without the written consent of Indus. For purposes of this Agreement, "Excluded Entities" shall mean: SAP AG; Project Software Development; Inc.; Marcam, Inc.; Revere, Inc.; Severn Trent, and Synercom, a Division of Health Care Computer Corporation.

     2. Legends. Each certificate representing securities of the Company purchased by the Founders or Investor shall be endorsed by the Company with a legend reading as follows:

     "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG THE COMPANY, THE FOUNDERS AND THE INVESTOR (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

     3.   Termination.

          (a) This Agreement shall terminate upon the earlier of (i) the consummation of the Company's initial public offering on a firm underwriting basis of any of its securities or (ii) ten (10) years from the date hereof.

          (b) Section 1 (b) of this Agreement shall terminate upon the earlier to occur of (i) any of the events described in Section 3(a) of this Agreement,
(ii) March 4, 2002, and (iii) the date that Indus holds less than 50% of the number of shares (as appropriately adjusted to take account for stock splits and dividends) of the Company's capital stock held by it as of March 4, 1997.

     4. Grant of Proxy. Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and, to the extent permitted by law, shall be irrevocable for the term of this Agreement.

     5. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party

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hereto, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

     6. Manner of Voting. Each party to this Agreement may vote its shares of the Company's capital stock that are subject to this Agreement in person, by proxy, by written consent, or in any other manner permitted by applicable law.

     7. Amendments; Waivers. Any term hereof may be amended or waived only with the written consent of the Company, holders of a majority of the Series A Preferred Stock, holders of a majority of the Series B Preferred Stock, and holders of a majority of the Founders' shares (or their respective successors and assigns). Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, holders of the Series A Preferred Stockholders of the Series B Preferred Stock, and any holder of Founders' Shares, and each of their respective successors and assigns. Notwithstanding the foregoing, any amendment or waiver of the provisions of Sections 1(b) or 3(b) hereof may be effected with the written consent of the Company and holders of a majority of the Series A Preferred Stock. This Agreement supersedes in its entirety the Existing Agreement.

     8. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or on Exhibit A hereto, or as subsequently modified by written notice.

     9. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms. In the event that this Agreement is held to be unenforceable in its entirety by a court of competent jurisdiction, then the parties to this Agreement agree to (i) establish a voting trust agreement (the "Voting Trust") to effectuate the intent of this Agreement and (ii) transfer all the securities owned by them that are subject to this Agreement into the Voting Trust.

     10. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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     12.  Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

[Signature Pages Follow]

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  The parties hereto have executed this Voting Agreement as of the date first written above.

                         COMPANY:

                         TENFOLD CORPORATION

                         By:
                              Gary D. Kennedy
                              President

                         Address:   180 West Election Road, Ste 100
                                    Draper, UT 84020



            SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

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                         INDUS INTERNATIONAL, INC.



                         By:
                         Name:  Robert W. Felton
                         Title: Chairman & Ceo

                         Address:   60 Spear Street
                                    San Francisco, CA  94105


            SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

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                         WINTER HARBOR

                         WINTER HARBOR, L.L.C.

                              By:  First Media, L.P., Manager

                              By:  First Media Corporation
                                        its sole general partner

                              By:
                                   ----------------------
                              Name:   Ralph W. Hardy Jr.
                              Title:  Secretary
                              Address:  11400 Skipwith Lane
                                        Potomac, Maryland  20854


            SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

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                         FOUNDERS:


                         Gary D. Kennedy

                         Address:   7814 South Pheasantwood Drive
                                    Sandy, UT  84093



                         Jeffrey L. Walker

                         Address:   30 Hill Road
                                    Ross, CA  94957



            SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

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                         THE WALKER CHILDREN'S TRUST



                         By:
                              Name:
                              Title:   Trustee

                         Address:   30 Hill Road
                                    Ross, CA  94957



            SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

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                                   EXHIBIT A



INVESTORS

NAME/ADDRESS                             NO. OF SHARES
------------                             -------------

Indus International, Inc.                  2,920,799

Winter Harbor, L.L.C.                      3,340,330

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